Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appiphany Technologies Holdings Corp.

We consent to the use of our report dated December 10, 2010 with respect to the financial statements of Appiphany Technologies Holdings Corp. as of and for the year ended April 30, 2010, and to the reference to our firm under the caption “Experts”, included in the Registration Statement on Form S-1, Amendment No.4, filed by Appiphany Technologies Holdings Corp. dated February 28, 2011.

/s/ M&K CPAS, PLLC

Houston, Texas

February 28, 2011